                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant /x/

         Filed by a Party other than the Registrant / /

         Check the appropriate box:

         / /      Preliminary Proxy Statement

         /x/      Definitive Proxy Statement

         / /      Definitive Additional Materials

         / /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FRACTAL DESIGN CORPORATION
                (Name of Registrant as Specified in Its Charter)

                           FRACTAL DESIGN CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

         Payment of filing fee (Check the appropriate box):

         /x/    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                14a-6(j)(2).

         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         (4)      Proposed maximum aggregate value of transaction:

         / /      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                           FRACTAL DESIGN CORPORATION

                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 16, 1996

                                   -----------

         The Annual Meeting of Shareholders (the "Annual Meeting") of Fractal Design Corporation, a California corporation (the "Company"), will be held at the principal executive offices of the Company, located at 5550 Scotts Valley Drive, Scotts Valley, California, on Wednesday, October 16, 1996, at 10:00 a.m., local time, for the following purposes:

         1. To elect ten (10) directors of the Company to serve until the 1997 Annual Meeting of Shareholders or until their respective successors are elected and qualified;

         2. To ratify the appointment of Price Waterhouse LLP as the independent auditors for the Company for the year ending March 31, 1997; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

         The Board of Directors has fixed the close of business on August 30, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                         By Order of the Board of Directors,

                                         /s/  CRAIG W. JOHNSON

                                         Craig W. Johnson
                                         Secretary

Scotts Valley, California
September 20, 1996

                           FRACTAL DESIGN CORPORATION
                            5550 SCOTTS VALLEY DRIVE
                             SCOTTS VALLEY, CA 95066

                              --------------------
                                 PROXY STATEMENT
                              --------------------

GENERAL

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Fractal Design Corporation, a California corporation (the "Company" or "Fractal"), of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the principal executive offices of the Company, located at 5550 Scotts Valley Drive, Scotts Valley, California, on Wednesday, October 16, 1996, at 10:00 a.m., local time, and any adjournment or postponement thereof.

         This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Shareholders are being mailed to shareholders on or about September 20, 1996.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Leslie Wright) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE

         The close of business on August 30, 1996 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 11,750,692 shares of Common Stock outstanding.

VOTING AND SOLICITATION

         Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters and is entitled to cumulate votes for the election of directors, subject to the conditions described below.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent, which will act as Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.

         The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of each of the ten nominees named below, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

         At the Annual Meeting, the shareholders will elect ten directors to serve until the 1997 Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

         In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for directors. However, the right to cumulate votes in favor of one or more candidates may not be exercised unless the candidate or candidates have been nominated prior to the voting, and a shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination.

         Assuming a quorum is present, the ten nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the ten nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

         The names of the nominees, their ages as of August 30, 1996, and certain other information about them are set forth below:

NAME                                  AGE   POSITION
- ----                                  ---   --------
Mark Zimmer........................    40   Chairman of the Board of Directors and Chief Executive Officer
Thomas Hedges......................    46   Vice Chairman of the Board of Directors and Vice President, Engineering
Eric Hautemont.....................    31   Director and President
Arthur J. Collmeyer (1)............    55   Director
Craig W. Johnson (2)...............    49   Director and Secretary
Lee Jay Lorenzen (2)...............    37   Director
Stephen E. Manousos................    46   Director
Alain Rossmann.....................    40   Director
Anthony Sun........................    44   Director
Thomas I. Unterberg (1)............    65   Director

- --------------
(1)      Member of the Audit Committee of the Board of Directors.
(2)      Member of the Compensation Committee of the Board of Directors.

         Mr. Zimmer, a founder of Fractal, has been Chief Executive Officer and a director of Fractal since its inception and Chairman of the Board since May 1996. Mr. Zimmer served as President of Fractal until May 1996. Mr. Zimmer co-developed the initial versions of Painter that became the initial product of Fractal. From 1981 to 1985, Mr. Zimmer co-founded TRICAD, a software firm specializing in computer aided design. Prior to that time, Mr. Zimmer worked at Calma Corporation, a computer aided design software company, where he designed several versions of CAD software.

         Mr. Hedges, a founder of Fractal, has served as Vice President, Engineering and a director of Fractal since its inception. From March 1993 until May 1996, Mr. Hedges served Fractal as Chairman of the Board. He has served as Vice Chairman of the Board since May 1996. From 1985 to 1990, Mr. Hedges was a partner in Fractal Software with Mr. Zimmer where he co-developed ImageStudio, ColorStudio, and the initial versions of Painter. From 1975 to 1985, Mr. Hedges was a lead scientist and software engineer at Calma Corporation.

         Mr. Hautemont has been President and a director of Fractal since May 1996. Mr. Hautemont was a co-founder of Ray Dream, Inc. and served as President, Chief Executive Officer and a director of Ray Dream from December 1989 until Ray Dream was acquired by Fractal in May 1996. Prior to founding Ray Dream, Mr. Hautemont was a consultant to Matra Technology, Inc. from October 1988 to December 1989.

         Mr. Collmeyer has been a director of Fractal since January 1994. From July 1994 until January 1995, Mr. Collmeyer served as President and Chief Executive Officer of Dyna Logic Corporation, a development stage company specializing in field programmable gate arrays. Prior to that time, Mr. Collmeyer served as an officer of Weitek Corporation, a producer of graphics-related semiconductors, for 12 years, most recently as Chief Executive Officer. Prior to joining Weitek, Mr. Collmeyer served for seven years as Vice President of Research and Development and as General Manager of the Microelectronics Division of Calma Corporation, and for five years each with Xerox Corporation and Motorola, Inc. in various engineering roles. He also presently serves as a director of Weitek.

         Mr. Johnson has been a director and Secretary of Fractal since January 1994. Mr. Johnson has been a Director in Venture Law Group, A Professional Corporation, and a Partner in its predecessor partnership, since February 1993. From 1980 to February 1993, Mr. Johnson was a member of the law firm of Wilson, Sonsini, Goodrich & Rosati, P.C. Mr. Johnson also is a director of Collagen Corporation, a biomaterials company, and Retix, a network equipment manufacturer.

         Mr. Lorenzen, a founder of Fractal, has served Fractal as a director since its inception. Since November 1990, Mr. Lorenzen has owned and currently serves as President of Altura Software, Inc., a company providing porting software and services. In 1985, Mr. Lorenzen founded Ventura Software Inc., a provider of desktop publishing products, for which he served as a Director and Vice President of Research and Development until 1991. Prior to 1985, Mr. Lorenzen worked for Digital Research and Xerox Corporation developing user interface technology. Mr. Lorenzen also is a director of several private companies, including Aptos Post, Inc. ("Aptos Post"), a Postscript image setting service bureau, Jump! Software, Inc., a developer and distributor of consumer music software, PGSoft, Inc., a developer and distributor of disk storage management utility software, and InfoHut, Inc., a developer and distributor of Internet advertising and multimedia kiosk software and services.

         Mr. Manousos, a founder of Fractal, served as Vice President, Sales from March 1992 until June 1996, Vice President, Sales and Marketing from February 1993 until July 1994, and Vice President, Operations from the inception of Fractal until March 1992. He has also served as a director of Fractal since its inception. From 1981 to present, Mr. Manousos also has owned and operated Aptos Post. Prior to that time, Mr. Manousos published a weekly newspaper in Aptos and served as an editor on the National Desk of the Los Angeles Times.

         Mr. Rossmann has served as a director of Fractal since May 1996. From December 1989 to May 1996, Mr. Rossmann served as a director of Ray Dream. Mr. Rossmann founded Unwired Planet, Inc. in September 1994 and currently serves as President, Chief Executive Officer, and director of Unwired Planet. From June 1991 until March 1994, Mr. Rossmann was President and Chief Executive Officer of EO, Inc. Prior to that time, Mr. Rossmann was the Vice President of Operations of C Cube Microsystems from May 1989 to March 1991. Prior to such time, Mr. Rossmann was a co-founder and served as Vice President of Marketing and Sales of Radius Inc. from July 1986 to February 1989.

         Mr. Sun has been a director of Fractal since May 1996. From October 1991 until its acquisition by Fractal in May 1996, Mr. Sun served as a director of Ray Dream. Mr. Sun has been a general partner at Venrock Associates, a venture capital firm, since 1979. He is a director of Centura Software Corporation, a client/server software company, Cognex Corporation, a computer systems company, Inference Corporation, a client/server and Internet help desk software, Komag, Inc., a computer storage component company, and Worldtalk Communications Corporation, a network applications software company.

         Mr. Unterberg has been a director of Fractal since September 1994. He is co-founder and has served as Managing Director of Unterberg Harris, an investment banking firm, since June 1989. He was Managing Director of Shearson Lehman Brothers Inc. from 1987 to 1989. Prior to that time, he was Chairman of the Board, Chief Executive Officer and Senior Managing Director of L.F. Rothschild, Unterberg Towbin Holdings Inc., and was associated with such firm or its predecessors since 1956. Mr. Unterberg also is a director of The AES Corporation, an independent power producer, AES China Generating Co. Ltd., a subsidiary of AES (serving China's power market), Electronics for Imaging, Inc., the manufacturer of the Fiery server for color desktop publishing and Systems, Computer Technology Corporation, a supplier of software and facilities management services to the utility, educational and government markets and ECCS, Inc., a provider of RAID storage systems.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During fiscal 1996, the Board met 14 times and no director then in office attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves.

         The Audit Committee consists of directors Collmeyer and Unterberg, two of the Company's non-employee directors, and held 1 meeting during fiscal 1996. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company, and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

         The Compensation Committee consists of directors Lorenzen and Johnson, two of the Company's non-employee directors, and held 2 meetings during fiscal 1996. Its functions are to establish and administer the

Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1995 Stock Option Plan, the Company's 1993 Stock Option Plan and the Company's 1992 Assumed Ray Dream, Inc. Stock Option Plan.

         The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for shareholders to nominate persons to serve as directors, the Board will consider nominations from shareholders, which should be addressed to Leslie Wright, at the Company's address set forth above.

DIRECTOR COMPENSATION

         The Company reimburses its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company. The Company does not pay fees to its directors for attendance at meetings. In September 1994, each non-employee director of the Company received an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $0.75 per share ($0.825 per share in the case of Mr. Lorenzen). In May 1995, each non-employee director received an option to purchase 10,000 shares of Common Stock at an exercise price of $2.00 per share ($2.20 per share in the case of Mr. Lorenzen). Each such option has a term of ten years, and vests over four years from the date of grant. Such options become fully exercisable in the event of any sale of all or substantially all of the Company's assets or any merger, consolidation or stock sale which results in the holders of the Company's capital stock immediately prior to such transaction owning less than 50% of the voting power of the Company's capital stock immediately after such transaction. Pursuant to the 1995 Directors' Stock Option Plan, Messrs. Rossmann and Sun each received options to purchase 20,000 shares of the Company's Common Stock upon joining the Board in May 1996, and each of the Company's non-employee directors who have served on the Board for six months prior to the date of the Annual Meeting (Messrs. Collmeyer, Johnson, Lorenzen and Unterberg) will be eligible to receive options to purchase 5,000 shares of the Company's Common Stock under the Directors' Plan if such person is re-elected to the Board. All options granted under the 1995 Directors' Plan have an exercise price equal to the last closing price of the Company's Common Stock on the date of grant and become fully exercisable in the event of any sale of all or substantially all of the Company's assets or any merger, consolidation or stock sale which results in the holders of the Company's capital stock immediately prior to such transaction owning less than 50% of the voting power of the Company's capital stock immediately after such transaction.

RECOMMENDATION OF THE BOARD

                         THE BOARD RECOMMENDS A VOTE FOR
                    THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Price Waterhouse LLP has served as the Company's independent auditors since fiscal 1994 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending March 31, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

         A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

       THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDING MARCH 31, 1997.

                  INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of August 30, 1996, (i) by each person known by Fractal to own beneficially more than five percent of the outstanding shares of Fractal's Common Stock, (ii) by each director of the Company who beneficially owns shares of Common Stock and (iii) by all directors and officers of Fractal as a group.

                                                                 AMOUNT AND
                                                                  NATURE OF
                                                                 BENEFICIAL        PERCENT OF COMMON
                     BENEFICIAL OWNER                           OWNERSHIP (1)      STOCK OUTSTANDING (2)
                     ----------------                           -------------      ---------------------
Mark Zimmer (3)..........................................           979,846              8.32%
  c/o Fractal Design Corporation
  5550 Scotts Valley Drive
  Scotts Valley, CA 95066

Thomas I. Hedges (4).....................................           929,846              7.89%
  c/o Fractal Design Corporation
  5550 Scotts Valley Drive
  Scotts Valley, CA 95066

Lee Jay Lorenzen (5).....................................           999,243              8.48%
  c/o Altura Software, Inc.
  510 Lighthouse Avenue, Suite Five
  Pacific Grove, CA 93950

Eric Hautemont (6).......................................           179,191              1.52%
  c/o Fractal Design Corporation
  5550 Scotts Valley Drive
  Scotts Valley, CA 95066

Entities affiliated with Venrock Associates (7)..........          672,603               5.72%
  755 Page Mill Road, Suite A230
  Palo Alto, CA  94304

Thomas I. Unterberg and entities affiliated with Unterberg          710,625              6.03%
 Harris (8)..............................................
  c/o Unterberg Harris
  Swiss Bank Tower
  10 East 50th Street
  New York, NY 10012

Stephen E. Manousos (9)..................................           373,723              3.17%
 c/o Aptos Post, Inc.
 1119 Pacific Avenue, Suite 202
 Santa Cruz, CA 95060

Arthur J. Collmeyer (10).................................            44,375              *
 350 Bean Avenue
 Los Gatos, CA 95030

Craig W. Johnson (11)....................................            28,560              *
 c/o Venture Law Group
 A Professional Corporation
 2800 Sand Hill Road
 Menlo Park, CA 94025


Alain Rossmann...........................................        - - -                 - - -
 c/o Unwired Planet, Inc.
 390 Bridge Parkway
 Redwood City, CA 94065


Anthony Sun (12).........................................           672,603              5.72%
 c/o Venrock Associates
 755 Page Mill Road, Suite A 230
 Palo Alto, CA 94304

All directors and executive officers as a group
 (17 persons) (13).......................................         5,163,699             42.51%

- -----------
*        Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable on or before October 29, 1996 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

(2) Based on 11,750,692 shares of Fractal Common Stock outstanding on August 30, 1996.

(3) Includes 947,815 shares held in joint tenancy and 32,031 shares issuable upon exercise of options within 60 days of August 30, 1996 under Fractal's 1993 Stock Option Plan.

(4) Includes 897,815 shares held in joint tenancy and 32,031 shares issuable upon exercise of options within 60 days of August 30, 1996 under Fractal's 1993 Stock Option Plan.

(5) Includes 962,936 shares held by a family trust for which Mr. Lorenzen is a trustee, 1,932 shares which Mr. Lorenzen holds as a custodian, and 34,375 shares issuable upon exercise of options within 60 days of August 30, 1996 under Fractal's 1993 Stock Option Plan.

(6) Includes 11,774 shares issuable upon exercise of options within 60 days of August 30, 1996 under the 1992 Assumed Ray Dream, Inc. Stock Option Plan.

(7) Includes 464,391 shares and 208,212 shares held by Venrock Associates and Venrock Associates II, L.P., respectively. Anthony Sun, a director of the Company, is a general partner of Venrock Associates and has voting and investment power with respect to such shares. Mr. Sun disclaims beneficial ownership of such shares except to the extent of his proportionate partnership therein. See footnote (13).

(8) Includes 52,500 shares held by Thomas I. Unterberg. In addition, includes 105,000 shares held by Unterberg Harris L.L.C., 52,999 shares held by Unterberg Harris Private Equity Partners, C.V., 209,501 shares held by Unterberg Harris Private Equity Partners, L.P., 262,500 shares held by Unterberg Harris Interactive Media, L.P. I. (the "Unterberg Entities"), and 28,125 shares issuable upon exercise of options within 60 days of August 30, 1996 under Fractal's 1993 Stock Option Plan held by Mr. Unterberg directly. Mr. Unterberg disclaims beneficial ownership of all shares held by the Unterberg Entities, except to the extent of his pecuniary interests therein.

(9) Includes 341,567 shares held in a family trust for which Mr. Manousos is a trustee and 32,156 shares issuable upon exercise of options within 60 days of August 30, 1996 under Fractal's 1993 Stock Option Plan.

(10) Includes 34,375 shares issuable upon exercise of options within 60 days of August 30, 1996 under Fractal's 1993 Stock Option Plan.

(11) Includes 750 shares issuable upon exercise of options within 60 days of August 30, 1996 under Fractal's 1993 Stock Option Plan. Also includes 3,000 shares issuable upon exercise of options within 60 days of August 30, 1996 under Fractal's 1993 Stock Option Plan held by certain affiliated partnerships.

(12) Includes 464,391 shares and 208,212 shares held by Venrock Associates and Venrock Associates II, L.P., respectively. Anthony Sun, a director of the Company, is a general partner of Venrock Associates and has voting and investment power with respect to such shares. Mr. Sun disclaims beneficial ownership of such shares except to the extent of his proportionate partnership therein. See footnote (4).

(13) Includes 630,000 shares beneficially owned by the Unterberg Entities affiliated with Mr. Unterberg for which he disclaims beneficial ownership other than to the extent of his pecuniary interest therein. Also includes 395,356 shares issuable upon exercise of options within 60 days of August 30, 1996 under Fractal's 1993 Stock Option Plan.


EXECUTIVE OFFICER COMPENSATION

         The following table sets forth all compensation for services rendered to Fractal in all capacities for the two fiscal years ended March 31, 1995 and March 31, 1996 by Fractal's Chief Executive Officer and certain other officers (collectively, the "Named Executive Officers"):

                                             ANNUAL COMPENSATION                               LONG-TERM COMPENSATION
                                                                                               AWARDS         PAYOUTS

                                                                                             SECURITIES      ALL OTHER
                                  FISCAL                                 OTHER ANNUAL        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR      SALARY ($)   BONUS ($)   COMPENSATION ($) (1)    OPTIONS (#)       ($)(2)
- ---------------------------       ------    ----------   ---------   --------------------    -----------    ------------
Mark Zimmer                       1996      $187,927     $130,625           $12,845             12,000         $3,293
President and Chief Executive     1995       176,537       75,000            11,064             50,000          1,656
Officer (3)

Thomas Hedges                     1996       169,941       85,750            13,083              12,000         3,293
Vice President, Engineering       1995       170,079       56,250            11,153              50,000         1,656

Stephen E. Manousos               1996       130,349       86,133            12,294              10,500         3,293
Vice President, Sales             1995       145,196       56,250            10,064              42,000         1,656

Leslie E. Wright                  1996       154,504       78,750            12,000             100,000         3,293
Chief Operating Officer, Vice     1995       119,159       62,500            11,500              75,000           693
President, Finance and
Administration and Chief
Financial Officer

Steve I. Guttman                  1996       130,347       68,906            12,000              25,000         3,293
Vice President, Marketing (4)     1995        87,893       37,500             8,000             100,000         2,547

Karen J. Bria                     1996        77,797      167,531               ---               6,000           ---
Director, International Sales     1995        97,341       20,960               ---              16,500           ---
and Marketing (5)

- -------------------------------------
(1)      Represents automobile expense allowance.

(2) Represents health insurance premiums and, in the case of Mr. Guttman, relocation expenses in fiscal year 1995.

(3) Mr. Zimmer resigned as President of Fractal in May 1996 in connection with Fractal's acquisition of Ray Dream.

(4)    Mr. Guttman joined Fractal in July 1994.

(5) Information with respect to Ms. Bria, who was not an executive officer of the Company as of March 31, 1996, is provided pursuant to Item 402(a)(2)(iii) of Regulation S-B.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information for Named Executive Officers with respect to grants of options to purchase Common Stock of Fractal made during the fiscal year ended March 31, 1996:

                                INDIVIDUAL GRANTS

                            NUMBER OF SECURITIES          % OF TOTAL OPTIONS
                             UNDERLYING OPTIONS           GRANTED TO EMPLOYEES         EXERCISE PRICE     EXPIRATION
          NAME                  GRANTED (#)                IN FISCAL YEAR (1)             $/SHARE            DATE
          ----              --------------------          --------------------         --------------     ----------
Mark Zimmer                        12,500                        2.08%                     $2.20          5/01/05

Thomas Hedges                      12,500                        2.08                       2.20          5/01/05

Stephen E. Manousos                10,500                        1.75                       2.00          5/01/05

Leslie E. Wright                  100,000                       16.64                       2.00          5/01/05

Steve I. Guttman                   25,000                        4.16                       2.00          5/01/05

Karen J. Bria                       6,000                        1.00                       2.00          4/20/05

- --------------------

(1) Options to purchase a total of 600,800 shares of Common Stock were granted under Fractal's 1993 and 1995 Stock Option Plan during the fiscal year ended March 31, 1996. These options vest over a period of four years, provided however, that the stock options of the officers listed vest automatically in the event of any sale of all or substantially all of Fractal's assets or any merger, consolidation or stock sale which results in the holders of Fractal's capital stock immediately prior to such transaction owning less than 50% of the voting power of Fractal's capital stock immediately after such transaction.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

         The following table sets forth information for the Named Executive Officers with respect to options to purchase Common Stock of Fractal held as of March 31, 1996. No executive officer exercised any stock options during the fiscal year ended March 31, 1995.

                            NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED IN-THE-MONEY
                        UNEXERCISED OPTIONS AT FISCAL YEAR END         OPTIONS AT FISCAL YEAR-END ($)(1)
NAME                         (#) EXERCISABLE/ UNEXERCISABLE               EXERCISABLE/ UNEXERCISABLE
- ----                    --------------------------------------         ---------------------------------
Mark Zimmer                         18,750 / 43,750                       $214,219 / $482,656

Thomas Hedges                       18,750 / 43,750                         214,219 / 482,656

Stephen Manousos                    21,000 / 31,500                         241,500 / 349,125

Leslie E. Wright                    28,125 / 146,875                       323,438 / 1,564,063

Steve I. Guttman                    31,250 / 93,750                        359,375 / 1,046,875

Karen J. Bria                         8,062 / 14,438                          92,713 / 158,537

- -----------------------
(1) Based on a closing price of $12.25 on March 29, 1996, the last trading day of the fiscal year ended March 31, 1996.

                              CERTAIN TRANSACTIONS

         Aptos Post, an image setting service bureau, provides services to Fractal in connection with the preparation and printing of product manuals and other materials. During the fiscal years ended March 31, 1995 and 1996, and the three months ended June 30, 1996, the Company paid an aggregate of $80,200, $151,276 and $40,324, respectively, to Aptos Post in connection with these services. Stephen E. Manousos, a director of Fractal, and Lee Jay Lorenzen, a director and a principal shareholder of Fractal, own 51% and 49% equity interests, respectively, in Aptos Post and are officers of such company.

         The Company has entered into an agreement with Altura Software, Inc. ("Altura") under which Altura provides technical services to the Company in connection with the porting of Fractal's products. Under this Agreement, the Company licenses software from Altura, including software that facilitates the porting of Macintosh program applications to the Windows platform, in exchange for certain payments which totaled less than $60,000 in each of fiscal 1995 and 1996 and the three months ended June 30, 1996. Lee Jay Lorenzen, one of Fractal's directors and principal shareholders, is President of Altura and beneficially owns a majority of Altura's capital stock.

         During 1994, the Company sold an aggregate of 1,057,505 shares of its Series A Preferred Stock and warrants to purchase an aggregate of 52,873 shares of the Company's Common Stock at a purchase price of $2.00 per unit, with each unit consisting of one share of Series A Preferred Stock and a warrant to purchase one-twentieth of one share of Common Stock. The warrants were exercised on November 14, 1995 in an aggregate net amount of 52,691 shares of Common Stock at an exercise price of $2.00 per share. The following officers, directors and holders of more than 5% of the voting securities of the Company invested more than $60,000 in this financing:

                                                                  SHARES OF SERIES A     WARRANTS TO PURCHASE
NAME                                                                PREFERRED STOCK          COMMON STOCK
- ----                                                              --------------------   ---------------------
Lee Jay Lorenzen and certain affiliated trusts................           149,194                   7,460
Entities affiliated with Thomas I. Unterberg..................           650,000                  32,500

         Craig Johnson, a director of the Company and the Company's Secretary, is a director and shareholder of Venture Law Group, A Professional Corporation, the Company's corporate counsel.

         Unterberg Harris, an investment bank at which Mr. Unterberg, one of the Company's directors, is a managing director, served as lead-manager for Fractal's initial public offering in November 1995. In connection with this transaction, Unterberg Harris received underwriting discounts of $645,000. Unterberg Harris provided certain financial advisory services (including the rendering of a fairness opinion) to the Company in connection with the acquisition of Ray Dream, Inc. in May 1996, and received a fee of $130,000 in connection with such services.

         The Company believes that the foregoing transactions were on terms no less favorable to the Company than the Company could have obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         The Company has entered into indemnification agreements with each of its directors and executive officers. The agreements require the Company to indemnify such individuals for certain liabilities to which they may be subject as a result of their affiliation with the Company, to the fullest extent allowed by law.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by Leslie Wright, Fractal Design Corporation, 5550 Scotts Valley Drive, Scotts Valley, CA 95066, no later than May 23, 1997.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended March 31, 1996, all Reporting Persons complied with all applicable filing requirements.

                                  OTHER MATTERS

         The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

         It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

                                           By Order of the Board of Directors,

                                           /s/  CRAIG W. JOHNSON

                                           Craig W. Johnson
                                           Secretary

Scotts Valley, California
September 20, 1996

PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          FRACTAL DESIGN CORPORATION

                       1996 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Fractal Design Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 20, 1996, and hereby appoints Eric Hautemont and Leslie Wright, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of Fractal Design Corporation to be held on October 16, 1996, at 10:00 a.m. local time, at 5550 Scotts Valley Drive, Scotts Valley, California, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                         Please mark  [X]
                                                        your votes as
                                                        indicated in
                                                        this example.

                     FOR all nominees                WITHHOLD authority
                    listed to the right           to vote for all nominees
                   (except as indicated)             listed to the right
1. Election of             [ ]                              [ ]              Nominees:   Mark Zimmer
   Directors.                                                                            Thomas Hedges
                                                                                         Eric Hautemont
   If you wish to withhold authority to vote for                                         Arthur J. Collmeyer
   an individual nominee, strike a line through                                          Craig W. Johnson
   the nominee's name in the list to the right.                                          Lee Jay Lorenzen
                                                                                         Stephen E. Manousos
                                                                                         Alain Rossmann
                                                                                         Anthony Sun
                                                                                         Thomas I. Unterberg


                                                 FOR     AGAINST    ABSTAIN
2. To ratify the appointment of Price            [ ]       [ ]        [ ]
   Waterhouse LLP as the Company's
   independent auditors for the year ending
   March 31, 1997.



THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO
CONTRARY DIRECTION IS INITIATED, WILL BE VOTED AS
FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS;
(2) FOR RATIFICATION OF THE APPOINTMENT OF PRICE
WATERHOUSE LLP AS INDEPENDENT AUDITORS, AND
AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER
MATTERS AS MAY COME BEFORE THE MEETING.



Signature(s)_____________________________________________Date___________________

NOTE: This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE